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                                                                    EXHIBIT 23.6

                         RYDER SCOTT COMPANY LETTERHEAD

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     As independent oil and gas consultants, Ryder Scott Company, L.P., hereby consents to the use of our reserve report dated as of December 31, 2000 and to all references to our firm included in or made a part of the Bellwether Exploration Company's Amendment No. 1 to Form S-4 to be filed with the Securities and Exchange Commission on or about March 19, 2001.

                                          /s/ RYDER SCOTT COMPANY, L.P.
                                          RYDER SCOTT COMPANY, L.P.
March 19, 2001
Houston, Texas